                                                                  EXHIBIT 3.4(b)




                       LIMITED LIABILITY COMPANY AGREEMENT

                                       OF

                 DIGITAL TELEVISION SERVICES OF CALIFORNIA, LLC
                      A DELAWARE LIMITED LIABILITY COMPANY

                                TABLE OF CONTENTS
                                     OF THE
                       LIMITED LIABILITY COMPANY AGREEMENT
                                       OF
                 DIGITAL TELEVISION SERVICES OF CALIFORNIA, LLC
                      A DELAWARE LIMITED LIABILITY COMPANY


RECITALS.......................................................................1

ARTICLE I - FORMATION..........................................................2

         SECTION 1.1.   Formation; Conversion; Assignment......................2
         SECTION 1.2.   Name...................................................3
         SECTION 1.3.   Purposes...............................................3
         SECTION 1.4.   Registered Agent; Registered Office....................3
         SECTION 1.5.   Commencement and Term..................................3
         SECTION 1.6.   Tax Classification; Requirement of Separate
                        Books and Records and Segregation of Assets
                        and Liabilities........................................3
         SECTION 1.7.   Title to Assets; Transactions..........................3

ARTICLE II - CAPITAL CONTRIBUTIONS.............................................4

         SECTION 2.1.   Capital Contributions..................................4
         SECTION 2.2.   Liability of Members  .................................4

ARTICLE III - DISTRIBUTIONS....................................................4

         SECTION 3.1.   Distributions..........................................4

ARTICLE IV - MANAGEMENT........................................................4

         SECTION 4.1.   Management.............................................4
         SECTION 4.2.   Limitation of Liability; Indemnification...............4

ARTICLE V - TRANSFER OF INTERESTS .............................................5

         SECTION 5.1.   Transfer of Interests..................................5

ARTICLE VI - DISSOLUTION, WINDING UP AND LIQUIDATING DISTRIBUTIONS.............5

         SECTION 6.1.   Dissolution Triggers...................................5
         SECTION 6.2.   Winding Up.............................................5
         SECTION 6.3.   Liquidating Distributions..............................5

ARTICLE VII - BOOKS AND RECORDS................................................6

         SECTION 7.1.   Books and Records......................................6

ARTICLE VIII - MISCELLANEOUS...................................................6

         SECTION 8.1.   Binding Effect.........................................6
         SECTION 8.2.   Construction...........................................6
         SECTION 8.3.   Entire Agreement; No Oral Limited Liability Company
                        Agreements.............................................6
         SECTION 8.4.   Headings...............................................6
         SECTION 8.5.   Severability...........................................6
         SECTION 8.6.   Variation of Pronouns..................................6
         SECTION 8.7.   Governing Law; Consent to Jurisdiction.................7
         SECTION 8.8.   Counterpart Execution; Facsimile Execution.............7
         SECTION 8.9.   Time of the Essence....................................7
         SECTION 8.10.  Exhibits...............................................7

         EXHIBIT A:     Certificate of Conversion and Certificate of Formation.
         EXHIBIT B:     Glossary of Terms.
         EXHIBIT C:     Indemnification Exhibit.

                       LIMITED LIABILITY COMPANY AGREEMENT
                                       OF
                 DIGITAL TELEVISION SERVICES OF CALIFORNIA, LLC
                      A DELAWARE LIMITED LIABILITY COMPANY

         THIS LIMITED LIABILITY COMPANY AGREEMENT is made and entered into as of 10:00 A.M. Eastern Time, February 7, 1997, (the "Effective Time") by and among Digital Television Services, LLC, a Delaware limited liability company (formerly Columbia DBS Holdings, LLC, a Delaware limited liability company (successor by conversion to DBS Holdings, L.P., a Delaware limited partnership)) ("Holdings"), and Columbia DBS, Inc., a Virginia corporation ("Columbia") (collectively, the "Initial and Withdrawing Members") and DTS Management, LLC, a Georgia limited liability company ("Management"). Unless otherwise indicated, capitalized words and phrases in this Limited Liability Company Agreement (the "Agreement") shall have the meanings set forth in the Glossary of Terms attached hereto as Exhibit B.

                                    RECITALS

         A. Columbia San Luis Obispo DBS, L.P., a Delaware limited partnership (the "Partnership"), was formed upon the filing of its Certificate of Limited Partnership by the Secretary of State of Delaware on February 23, 1996.

         B. The Partnership had two partners from its formation until the effective date of this Agreement, specifically, Columbia, as general partner with a 1% interest in the Partnership and Holdings as limited partner with a 99% interest in the Partnership.

         C. Columbia and Holdings, as the partners of the Partnership, have (i) executed a "Written Approval of the Partners of Columbia San Luis Obispo DBS, L.P. to Conversion of Delaware Limited Partnership to Delaware Limited Liability Company" as of February 3, 1997 pursuant to Section 17-219 of the Delaware Revised Uniform Limited Partnership Act, and pursuant to Section 18-214(h) of the Act, and (ii) executed and delivered for filing with the Secretary of State of Delaware a "Certificate of Conversion to Limited Liability Company of Columbia San Luis Obispo DBS, L.P. to Digital Television Services of California, LLC" pursuant to Section 18-214 of the Act; and Columbia and Holdings, as the Initial and Withdrawing Members of the LLC, have executed and delivered for filing with the Secretary of State of Delaware a "Certificate of Formation of Digital Television Services of California, LLC" pursuant to Sections 18-214(b)(2) and 18-201 of the Act, all for the purpose of converting the Partnership into a Delaware limited liability company.

         NOW THEREFORE, in consideration of the mutual promises of the parties hereto, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

                                    ARTICLE I

                                    FORMATION

         SECTION 1.1. FORMATION; CONVERSION; ASSIGNMENT.

         The LLC is the successor in interest by conversion (the "Conversion") to the Partnership effective as of the Effective Time, and as of the Effective Time, Columbia and Holdings became the initial Members of the LLC. By virtue of the Conversion, Columbia's 1% general partner interest in the Partnership shall be converted into a 1% member Interest in the LLC and Holdings' 99% limited partner interest in the Partnership shall be converted into a 99% member Interest in the LLC, with each such member Interest (and the proceeds thereof) continuing in all respects to be subject to the security interest granted under
Section 3 of the Guarantee and Collateral Agreement (the "Security Interest").

         By virtue of its execution of this Agreement and without the necessity of the execution or delivery of any other document or instrument, Columbia hereby assigns and transfers all of its right, title and interest in and to its 1% member Interest in the LLC to Holdings, as a capital contribution with respect to its interest in Holdings without any further issuance of equity interests in Holdings, and Columbia shall be deemed to have withdrawn as a Member of the LLC effective 10:01 A.M. Eastern Time, February 7, 1997, and in turn, Holdings hereby assigns and transfers all of its right, title and interest in and to its 1% member Interest in the LLC to Management, as a capital contribution with respect to its interest in Management without any further issuance of equity interests in Management, and Holdings shall be deemed to have withdrawn as a Member of the LLC effective 10:02 A.M. Eastern Time, February 7, 1997, which assignments and transfers shall be in all respects subject to the Security Interest, with the effect that as of 10:02 A.M. Eastern Time, February 7, 1997, Management shall hold 100% of the Interests in the LLC, and thus become the sole Member of the LLC, with its entire Interest subject to the Security Interest.

         Columbia hereby represents and warrants to the LLC and to Holdings that, with the exception of the Security Interest, its Interest in the LLC assigned hereby to Holdings is free and clear of all liens, claims, and encumbrances of any nature whatsoever. Columbia shall cause or take all necessary further action as may be requested by the LLC or Holdings to confirm and ensure the complete assignment of its Interest as provided herein.

         Holdings hereby represents and warrants to the LLC and to Management that, with the exception of the Security Interest, its Interest in the LLC assigned hereby to Management is free and clear of all liens, claims, and encumbrances of any nature whatsoever. Holdings shall cause or take all necessary further action as may be requested by the LLC or Management to confirm and ensure the complete assignment of its Interest as provided herein.

         The rights and obligations of the Members and the terms and conditions of the LLC shall be governed by the Act and this Agreement, including all the Exhibits to this Agreement. To the extent the Act and this Agreement are inconsistent with respect to any subject matter covered in this Agreement, this Agreement shall govern, but only to the extent permitted by law.

         SECTION 1.2. NAME. The name of the LLC shall be as set forth in the Certificate of Formation attached hereto as Exhibit A.

         SECTION 1.3. PURPOSES. The purposes of the LLC shall be (i) to perform the obligations under the Purchase Agreement, (ii) to own and operate the Business, (iii) to further develop the Business in such areas and under such terms as provided in the NRTC Agreements, (iv) to manage, maintain, repair, dispose of and otherwise deal with the Business within such service area, (v) to mortgage or otherwise encumber all or any part of the assets of the Business,
(vi) to engage in other businesses ancillary to the Business as encompassed in the NRTC Agreements, and (vii) to conduct such other activities as may be necessary or incidental to the foregoing, all on the terms and conditions and subject to the limitations set forth in this Agreement and in the Act. Nothing in this Agreement shall prohibit any Member from engaging in any business, investment or other activity in any service area even if such business, investment or activity is competitive with the Business.

         SECTION 1.4. REGISTERED AGENT; REGISTERED OFFICE. The LLC's registered agent shall be The Corporation Trust Company and the LLC's registered office shall be Corporation Trust Center, 1209 Orange Street, Wilmington, County of New Castle, Delaware. The LLC's registered agent or registered office may be changed as provided in Act Section 18-104, or successor provision.

         SECTION 1.5. COMMENCEMENT AND TERM. The term of the LLC commenced at the Effective Time with the LLC being the successor in interest by conversion to the Partnership. The term of the LLC shall continue until it is dissolved, its affairs are wound up and final liquidating distributions are made pursuant to this Agreement. Except as otherwise provided herein, the LLC shall have perpetual existence.

         SECTION 1.6. TAX CLASSIFICATION; REQUIREMENT OF SEPARATE BOOKS AND RECORDS AND SEGREGATION OF ASSETS AND LIABILITIES. The parties acknowledge that because the LLC will have a single Member pursuant to Treasury Regulations
Section 301.7701-3, the LLC shall be disregarded as an entity separate from its owner for federal income tax purposes until the effective date of any election it may make (but only as may be permitted under the Parent LLC Agreement) to change its classification for federal income tax purposes to that of a corporation by filing IRS Form 8832, Entity Classification Election or until the LLC has more than one Member in which case it would be treated as a partnership for federal income tax purposes (provided that the LLC has not elected on Form 8832 to be treated as a corporation). In all events, however, the LLC shall keep books and records separate from those of its Member and shall at all times segregate and account for all of its assets and liabilities separately from those of its sole Member.

         SECTION 1.7. TITLE TO ASSETS; TRANSACTIONS. The LLC shall keep title to all of its assets in its own name and not in the name of its Member. The LLC shall enter into and engage in all transactions in its own name and not in the name of its Member. In furtherance thereof, the LLC shall evidence its execution of instruments as follows:

                             Digital Television Services of California, LLC, a Delaware limited liability company
                             By: DTS Management, LLC,
                                 a Georgia limited liability company
                             Its: Member
                                    By:__________________________________
                                    Title:_________________________________


                                   ARTICLE II

                              CAPITAL CONTRIBUTIONS

         SECTION 2.1. CAPITAL CONTRIBUTIONS. As of the date hereof, the Member has made Capital Contributions to the LLC on the dates and equal to the amounts reflected in the books and records of the LLC. The Member shall make additional Capital Contributions in such form and at such time as the Member shall determine in its sole and absolute discretion; provided, however, that any such additional Capital Contributions shall be evidenced in writing and recorded in the books and records of the LLC.

         SECTION 2.2. LIABILITY OF MEMBERS. No Member shall be liable for any debts or losses of capital or profits of the LLC or be required to contribute or lend funds to the LLC.


                                   ARTICLE III

                                  DISTRIBUTIONS

         SECTION 3.1. DISTRIBUTIONS. Subject only to (i) the laws of fraudulent conveyance of the State of Delaware, (ii) any and all restrictions in the Parent LLC Agreement, and (iii) any and all other contractual restrictions agreed to by the LLC or its Member in writing, the Member shall have authority to cause the LLC to distribute cash or property to the Member, in such amounts, at such times and as of such record dates as the board of managers of the Member shall determine.


                                   ARTICLE IV

                                   MANAGEMENT

         SECTION 4.1. MANAGEMENT. The LLC shall be managed by its Member, who shall have complete authority and exclusive control over the business and affairs of the LLC.

         SECTION 4.2. LIMITATION OF LIABILITY; INDEMNIFICATION. Notwithstanding any other provision to the contrary contained in this Agreement, no manager, Member, or member of the board of managers of the Member shall be liable, responsible, or accountable in damages or otherwise to the LLC or to any Member or assignee of a Member for any loss, damage, cost, liability, or expense incurred by reason of or caused by any act or omission performed or omitted by such manager, Member, or member of the board of managers of the Member, whether alleged to be based upon or arising from errors in judgment, negligence, or breach of duty (including alleged breach of any duty of care or duty of loyalty or other fiduciary duty), except for (i) acts or omissions the manager, Member, or member of the board of managers of the Member knew at the time of the acts or omissions were clearly in conflict with the interest of the LLC, or (ii) any transaction from which the manager, Member, or member of the board of managers of the Member derived an improper personal benefit, (iii) a willful breach of this Agreement, or (iv) gross negligence, recklessness, willful misconduct, or knowing violation of law. Without limiting the foregoing, no manager, Member, or member of the board of managers of the Member shall in any event be liable for (A) the failure to take any action not specifically required to be taken by the manager, Member or member of the board of managers of the Member under the terms of this Agreement, (B) any action or omission taken or suffered by any other manager, Member or member of the board of managers of the Member, or (C) any mistake, misconduct, negligence, dishonesty or bad faith on the part of any employee or other agent of the LLC appointed in good faith by such manager, Member or member of the board of managers of the Member. The provisions regarding the indemnification of certain Persons are set forth in the Indemnification Exhibit attached hereto as Exhibit C.


                                    ARTICLE V

                              TRANSFER OF INTERESTS

         SECTION 5.1. TRANSFER OF INTERESTS. Subject to the Parent LLC Agreement, the Member may transfer its Interest at such time, in such amount and pursuant to such terms, in whole or in part, as the Member shall in its sole discretion determine.


                                   ARTICLE VI

              DISSOLUTION, WINDING UP AND LIQUIDATING DISTRIBUTIONS

         SECTION 6.1. DISSOLUTION TRIGGERS. The LLC shall dissolve only upon the first to occur of any of the following events:

         (a)      Upon the written consent of the Member.

         (b)      The entry of a decree of judicial dissolution under Act
                  Section 18-802.

         SECTION 6.2. WINDING UP. Pursuant to Act Section 18-803, upon dissolution of the LLC the Member shall wind up the LLC's affairs.

         SECTION 6.3. LIQUIDATING DISTRIBUTIONS. Following the dissolution of the LLC, the assets of the LLC shall be applied to satisfy claims of creditors and distributed to the

Member in liquidation as provided in the Act by the Persons charged with winding up the affairs of the LLC.


                                   ARTICLE VII

                                BOOKS AND RECORDS

         SECTION 7.1. BOOKS AND RECORDS. The LLC shall keep books and records at its principal place of business, which shall set forth an accurate account of all transactions of the LLC and which shall enable the LLC to comply with the requirement under Section 1.6 above that it segregate and account for its assets and liabilities separately from those of the Member. The LLC shall prepare financial statements at least annually, which shall include at least a balance sheet and income statement prepared in accordance with GAAP, which financial statements need not be audited, except in connection with any audit that the Member or the LLC's ultimate parent entity may obtain.


                                  ARTICLE VIII

                                  MISCELLANEOUS

         SECTION 8.1. BINDING EFFECT. Except as otherwise provided in this Agreement, every covenant, term, and provision of this Agreement shall be binding upon and inure to the benefit of the Members, and their successors, transferees, and assigns.

         SECTION 8.2. CONSTRUCTION. Every covenant, term and provision of this Agreement shall be construed simply according to its fair meaning and not strictly for or against any Member. No provision of this Agreement is to be interpreted as a penalty upon, or a forfeiture by, any party to this Agreement.

         SECTION 8.3. ENTIRE AGREEMENT; NO ORAL LIMITED LIABILITY COMPANY AGREEMENTS. This Agreement constitutes the entire agreement with respect to the affairs of the LLC and the conduct of its business, and supersedes all prior agreements and understandings, whether oral or written. The LLC shall have no oral limited liability company agreements.

         SECTION 8.4. HEADINGS. Section and other headings contained in this Agreement are for reference purposes only and are not intended to describe, interpret, define, or limit the scope, extent, or intent of this Agreement or any provision hereof.

         SECTION 8.5. SEVERABILITY. Every provision of this Agreement is intended to be severable. If any term or provision hereof is illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the validity or legality of the remainder of this Agreement.

         SECTION 8.6. VARIATION OF PRONOUNS. All pronouns and any variations thereof shall be deemed to refer to masculine, feminine, or neuter, singular or plural, as the identity of the Person or Persons may require.

         SECTION 8.7. GOVERNING LAW; CONSENT TO JURISDICTION. The laws of the State of Delaware shall govern the validity of this Agreement, the construction and interpretation of its terms, and organization and internal affairs of the LLC and the limited liability of its managers, Members, and other owners. The Members hereby irrevocably consent to the personal jurisdiction of the courts of the State of Delaware with respect to matters arising out of or related to the enforcement of the provisions of this Agreement.

         SECTION 8.8. COUNTERPART EXECUTION; FACSIMILE EXECUTION. This Agreement may be executed in any number of counterparts with the same effect as if all of the Members had signed the same document. Such executions may be transmitted to the LLC and/or any other Member by facsimile and such facsimile execution shall have the full force and effect of an original signature. All fully executed counterparts, whether original executions or facsimile executions or a combination, shall be construed together and shall constitute one and the same agreement.

         SECTION 8.9. TIME OF THE ESSENCE. Time is of the essence with respect to each and every term and provision of this Agreement.

         SECTION 8.10. EXHIBITS. The Exhibits to this Agreement, each of which are incorporated by reference, are:

         EXHIBIT A:    Certificate of Conversion and Certificate of Formation.
         EXHIBIT B:    Glossary of Terms.
         EXHIBIT C:    Indemnification Exhibit.

         IN WITNESS WHEREOF, the Members have executed this Agreement on the following execution page, to be effective as of the date described in Article I.

                                 EXECUTION PAGE
                                     TO THE
                       LIMITED LIABILITY COMPANY AGREEMENT
                                       OF
                 DIGITAL TELEVISION SERVICES OF CALIFORNIA, LLC,
                      A DELAWARE LIMITED LIABILITY COMPANY


CONTINUING MEMBER:


                                DTS MANAGEMENT, LLC,
                                A GEORGIA LIMITED LIABILITY COMPANY

                                    By:     ___________________________
                                    Name:   Douglas S. Holladay, Jr.
                                    Title:  President

INITIAL AND WITHDRAWING MEMBERS:
(Signing solely for the purpose
of acknowledging and consenting
to the provisions of Section 1.1.)

                                DIGITAL TELEVISION SERVICES, LLC,
                                A DELAWARE LIMITED LIABILITY COMPANY

                                    By:      DTS Management, LLC,
                                             a Georgia limited liability company

                                    Its:     Manager

                                             By:     ______________________
                                             Name:   Douglas S. Holladay, Jr.
                                             Title:  President


                                COLUMBIA DBS, INC.,
                                A VIRGINIA CORPORATION

                                    By:     ___________________________
                                    Name:   Neil P. Byrne
                                    Title:  Vice President